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                                                                   EXHIBIT 23(A)




                          Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S_4 and related Prospectus of MBNA Corporation and MBNA Capital C, for the registration of _____% Trust-Originated Preferred Securities and to the incorporation by reference therein of our report dated January 17, 1996 with respect to the consolidated financial statements of MBNA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
January 31, 1997